Charter Financial Corporation
(a Maryland-chartered Stock Corporation)
Up to 15,525,000 Shares

COMMON STOCK ($0.01 Par Value)
Subscription Price $10.00 Per Share

AGENCY AGREEMENT
February 11, 2013

Stifel, Nicolaus & Company, Incorporated
Sterne Agee & Leach, Inc.
   c/o Stifel, Nicolaus & Company, Incorporated
   as Representative of the several Agents
18 Columbia Turnpike
Florham Park, NJ 07932

Ladies and Gentlemen:

Charter Financial Corporation, a federally-chartered stock corporation (the existing corporation referred to herein as the “Mid-Tier Holding Company”), Charter Financial Corporation, a newly-formed Maryland corporation organized to be the successor to the Mid-Tier Holding Company (the newly-formed corporation referred to herein as the “Holding Company”), First Charter, MHC, a federally-chartered mutual holding company (the “MHC”) that owns 62.85% of the outstanding common stock of the Mid-Tier Holding Company, and CharterBank, a federally-chartered savings bank (the “Bank”) whose outstanding common stock is owned in its entirety by the Mid-Tier Holding Company (collectively the Holding Company, Mid-Tier Holding Company, the MHC and the Bank, the “Primary Parties”), hereby confirm, jointly and severally, their agreement with Stifel, Nicolaus & Company, Incorporated (“Stifel”) as representative of the several Agents (as defined below) (the “Representative”) and Sterne Agee & Leach, Inc. (“Sterne Agee”, and together with Stifel the “Agents”), as follows:

Section 1.                      The Offering. The MHC, in accordance with the Plan of Conversion and Reorganization adopted on November 27, 2012 as amended (the “Plan”) intends to convert from the federally-chartered mutual holding company form-of-organization to a stock holding company form of organization (the “Conversion”) in accordance with the laws of the United States and the applicable regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) (collectively, the “Conversion Regulations”). In connection with the Conversion, the Holding Company will offer shares of Common Stock (as defined below) on a priority basis to (i) Eligible Account Holders; (ii) tax qualified plans, including the Bank's Employee Stock Ownership Plan (“ESOP”) and 401(k) Plan; (iii) Supplemental Eligible Account Holders; and (iv) Other Members (all capitalized terms used in this Agreement and not defined in this Agreement shall have the meanings set forth in the Plan).

Pursuant to the Plan, the Holding Company is offering a minimum of 11,475,000 and a maximum of 15,525,000 shares of common stock, par value $0.01 per share (the “Common Stock”) (the “Offer Shares”), in the Subscription Offering, and, if necessary, (i) the Community Offering and/or (ii) the Syndicated Community Offering and/or (iii) the Public Offering (collectively, the “Offering”). The Holding Company will sell the Offer Shares in the Offering at $10.00 per share (the “Purchase Price”).

Pursuant to the Plan, the Holding Company will issue a minimum of 6,781,928 and a maximum of 9,175,550 shares of its Common Stock (the “Exchange Shares”) to existing public stockholders of the Mid-Tier Holding Company in exchange for their existing shares of the Mid-Tier Holding Company (the “Exchange”) so that, upon completion of the Offering and the Exchange, 100% of the outstanding shares of Common Stock of the Holding Company will be publicly held, 100% of the outstanding shares of common stock of the Bank will be held by the Holding Company, and the MHC and the Mid-Tier Holding Company will cease to exist. Collectively, the Offer Shares and the Exchange Shares may also be termed the “Shares.” If the number of Shares is increased or decreased in accordance with the Plan, the term “Shares” shall mean such greater or lesser number, where applicable.

Pursuant to the Plan, in the Subscription Offering, the Holding Company will offer the Offer Shares, subject to the allocation procedures and purchase limitations set forth in the Plan, in descending order of priority to: (1) Eligible Account Holders; (2) tax qualified employee benefit plans, including the ESOP and 401(k) Plan; (3) Supplemental Eligible Account Holders; and (4) Other Members. The Holding Company may offer the Offer Shares, if any, remaining after the Subscription Offering, in the Community Offering on a priority basis to natural persons, including trusts of natural persons, residing in the states of Georgia, Alabama and Florida; to the Minority Stockholders as of the Voting Record Date, and to the general public in a Community Offering. In the event a Community Offering is held, it may be held at any time during or immediately after the Subscription Offering. Depending on market conditions, Offer Shares available for sale but not subscribed for in the Subscription Offering or purchased in the Community Offering may be offered in the Syndicated Community Offering to members of the general public through a syndicate of registered broker-dealers (“Assisting Brokers”) that are members of the Financial Industry Regulatory Authority (“FINRA”) managed by Stifel as the sole book running manager under the terms set forth on Exhibit A, and Sterne Agee will serve as co-manager of the Syndicated Offering. Offer Shares may be offered to the general public in a public offering (the “Public Offering”) in lieu of the Syndicated Community Offering. If there is a Public Offering, the Public Offering will be governed by a separate underwriting agreement as described in Section 2 hereof.

It is acknowledged that the number of Offer Shares to be sold in the Offering may be increased or decreased as described in the Prospectus (as hereinafter defined); that the purchase of the Offer Shares in the Offering is subject to maximum and minimum purchase limitations as described in the Plan and the Prospectus; and that the Holding Company may reject, in whole or in part, any subscription received in the Community Offering, and Syndicated Community Offering.

The Holding Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 333-185482) in order to register the Shares under the Securities Act of 1933, as amended (the “1933 Act”), and the regulations promulgated thereunder (the “1933 Act Regulations”), and has filed such amendments thereto as have been required to the date hereof (the “Registration Statement”). The prospectus, as amended, included in the Registration Statement at the time it initially became effective is hereinafter called the “Prospectus,” except that if any prospectus is filed by the Holding Company pursuant to Rule 424(b) or (c) of the 1933 Act Regulations differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the term “Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively, including post-effective amendments thereto containing the preliminary and final prospectus for the Public Offering, if any.

In connection with the Conversion, the MHC filed with the Federal Reserve an application for conversion to a stock company (together with any other required ancillary applications and/or notices, the “Conversion Application”) and amendments thereto as required by the Federal Reserve in accordance with the Home Owners' Loan Act, as amended (the “HOLA”), and 12 C.F.R. Part 239, subpart E of Regulation MM (as administered by the Federal Reserve). The Holding Company has also filed with the Federal Reserve its application on Form H-(e)1-S (together with any interim merger applications and any other required ancillary applications and/or notices, the “Holding Company Application”) to become a unitary savings and loan holding company under the HOLA and the regulations promulgated thereunder. The Holding Company has also filed an application with the Georgia Department of Banking and Finance to become a bank holding company pursuant to Georgia law and as defined in § 7-1-606 of the Georgia Code (the “Georgia Application”). Collectively, the Conversion Application, the Holding Company Application and the Georgia Application may also be termed the “Applications.”

Concurrently with the execution of this Agreement, the Holding Company is delivering to the Agents copies of the Prospectus dated February 11 2013 to be used in the Subscription Offering and Community Offering (if any), and, if necessary, will deliver copies of the Prospectus and any prospectus supplement for use in a Syndicated Community Offering or Public Offering.

Section 2.                      Appointment of Agents. Subject to the terms and conditions of this Agreement, the Primary Parties hereby appoint (i) Stifel to consult with, advise and assist the Primary Parties in connection with the sale of the Offer Shares in the Offering, (ii) Stifel as sole book running manager and Sterne Agee as co-manager for the purpose of soliciting or receiving purchase orders for Offer Shares in connection with the sale of the Offer Shares in the Syndicated Community Offering, if applicable, and (iii) Stifel as the managing underwriter and Sterne Agee as the co-manager in the Public Offering, if applicable.

On the basis of the representations and warranties of the Primary Parties contained in, and subject to the terms and conditions of this Agreement, Stifel accepts such appointment and agrees to use its best efforts to assist the Primary Parties with the solicitation of subscriptions and purchase orders for the Offer Shares and agrees to consult with and advise the Primary Parties as to the matters set forth in Section 3 of the letter agreement, dated November 16, 2012, among the MHC, the Mid-Tier Holding Company and Stifel (the “Letter Agreement”) (a copy of which is attached hereto as Exhibit B), including the coordination of the Syndicated Community Offering or Public Offering, and to solicit offers to purchase Offer Shares in the Syndicated Community Offering or Public Offering. It is acknowledged by the Primary Parties that the Agents (i) shall not be obligated to purchase any Offer Shares, except as provided in the Underwriting Agreement, if applicable and (ii) shall not be obligated to take any action which is inconsistent with any applicable law, regulation, decision or order. Except as set forth in Section 13 hereof, the appointment of the Agents to provide services hereunder shall terminate upon consummation of the Offering.

If selected broker-dealers in addition to Stifel and Sterne Agee are used to assist in the sale of Offer Shares in the Syndicated Community Offering, the Primary Parties hereby, subject to the terms and conditions of this Agreement, appoint Stifel as sole book running manager of the Syndicated Community Offering, and Sterne Agee as co-manager. On the basis of the representations and warranties of the Primary Parties contained in, and subject to the terms and conditions of this Agreement, the Representative accepts such appointments and agrees to manage the selling group of broker-dealers in the Syndicated Community Offering.

If undertaken, the Syndicated Community Offering will be conducted in accordance with certain Commission rules applicable to best efforts offerings.

If Offer Shares are offered to the general public in the Public Offering, in lieu of the Syndicated Community Offering, at the request of the Holding Company, Stifel may enter into an underwriting agreement with the Holding Company (the “Underwriting Agreement”) (the form of which is attached hereto as Exhibit E) for the Public Offering in a form to be agreed upon by the Holding Company and Stifel. Stifel will serve as managing underwriter of the Public Offering and Sterne Agee will serve as co-manager. Stifel will endeavor to distribute the Offer Shares among the selected underwriters, if any, in a fashion which best meets the distribution objectives of the Holding Company and the requirements of the Plan, which may result in limiting the allocation of stock to certain selected underwriters. It is understood that in no event shall Stifel be obligated to enter into the Underwriting Agreement or to take or purchase Offer Shares except pursuant to the Underwriting Agreement. The Underwriting Agreement will not be entered into by Stifel and the Primary Parties until immediately prior to the completion of the Public Offering and the filing of a post-effective amendment to the Registration Statement with the Commission which reflects the terms of the Public Offering, and which post-effective amendment shall comply with all applicable 1933 Act Regulations. At that time, Stifel as Representative will represent that they have received sufficient indications of interest to complete the transaction. Pursuant to the terms of the Underwriting Agreement and subject to certain customary provisions and conditions to closing, upon the execution of the Underwriting Agreement, Stifel and any other underwriters will be obligated to purchase all the shares subject to the Public Offering.

Section 3.                      Refund of Purchase Price. In the event that the Conversion is not consummated for any reason, including but not limited to the inability to sell a minimum of 11,475,000 Offer Shares during the Offering (including any permitted extension thereof) or such other minimum number of Offer Shares as shall be established consistent with the Plan and the Conversion Regulations, this Agreement shall terminate and any persons who have subscribed for or ordered any of the Offer Shares in the Subscription Offering and Community Offering shall have refunded to them the full amount which has been received from such person, together with interest, if applicable, as provided in the Prospectus. Upon termination of this Agreement, neither the Representative nor the Primary Parties shall have any obligation to the other except that (i) the Primary Parties shall remain liable for any amounts due pursuant to Sections 4, 9, 11 and 12 hereof, unless the transaction is not consummated due to the breach by the Agents of a warranty, representation or covenant; and (ii) the Representative shall remain liable for any amount due pursuant to Sections 11 and 12 hereof unless the transaction is not consummated due to the breach by the Primary Parties of a warranty, representation or covenant.

Section 4.                      Fees. In addition to the expenses specified in Section 9 hereof, as compensation for the Agents’ services under this Agreement, Stifel has received or will receive the following fees from the Primary Parties:

(a) An advisory and administrative services fee of $50,000 to be paid as follows to Stifel: (i) $25,000 was paid upon execution of the Letter Agreement, and (ii) $25,000 was paid upon the initial filing of the Registration Statement.

(b) A fee for sales of the Offer Shares in the Offering of one percent (1%) of the first thirty million dollars ($30,000,000) of the Offer Shares sold in the Subscription Offering and the Community Offering, and a fee of three percent (3%) on the amount greater than thirty million dollars ($30,000,000) of the Offer Shares sold in the Subscription Offering and the Community Offering. No fee shall be payable in connection with the issuance of Exchange Shares or the sale of Offer Shares to the officers, directors, employees or the immediate family of such persons (“Insiders”), and qualified and non-qualified employee benefit plans of the Primary Parties or the Insiders. “Immediate family” includes the spouse, parents, siblings and children who live in the same house as the officer, director or employee. The success fee under this Section 4(b) will be reduced by the amount of the advisory and administrative services fee under Section 4(a).

(c) If any of the Offer Shares remain unsubscribed after the Subscription Offering and Community Offering, at the request of the Holding Company, Stifel will form a group of approved broker-dealer firms in accordance with Section 2 for purposes of the Syndicated Community Offering. Stifel will act as sole book running manager and Sterne Agee will act as co-manager in the Syndicated Community Offering. The Holding Company shall pay a fee equal to one percent (1%) of the aggregate dollar amount of the Offer Shares sold pursuant to this Section 4(c) (the “Syndicate Management Fee”). In addition, the Holding Company will pay a syndicate sales fee, which fee, together with the Syndicate Manager Fee, will not, in the aggregate, exceed five percent (5%) of the aggregate dollar amount of the Offer Shares sold pursuant to this Section 4(c), to Stifel, Sterne Agee and the other selected dealers selling shares in the Syndicated Community Offering. Subject to the foregoing and in consultation with Stifel, the Holding Company will determine which FINRA member firms, if any, will participate in the selling group and the extent of their participation which shall not exceed 25% in the aggregate.

Stifel will not commence sales of the Offer Shares through a selling group of approved broker-dealer firms or underwriters without prior approval of the Holding Company. All such fees payable under this Section 4(c) shall be in addition to all fees payable under Section 4(b) and shall be paid at Closing (as defined in Section 5).

(d) If any of the Offer Shares remain unsubscribed after the Subscription Offering and the Community Offering, at the request of the Holding Company, Stifel may enter into the Underwriting Agreement with the Holding Company. Stifel will serve as managing underwriter of the Public Offering and Stern Agee will serve as co-manager. In the Public Offering, Stifel and any other underwriters participating in the Public Offering will purchase the unsubscribed shares of common stock from the Holding Company at the same price per share ($10.00 per share) that the shares are sold in the Subscription Offering and the Community Offering. The Holding Company will pay a public offering fee to Stifel and any other underwriters participating in the Public Offering, which will not exceed five percent (5%) of the aggregate dollar amount of the Offer Shares sold pursuant to this Section 4(d). Subject to the foregoing and in consultation with Stifel, the Holding Company will determine which FINRA member firms, if any, will participate as an underwriter in the public offering and the extent of their participation which shall not exceed 25% in the aggregate. Stifel will not commence sales of the Offer Shares through a selling group of approved broker-dealer firms or underwriters without prior approval of the Holding Company. All such fees or discounts payable under this Section 4(d) shall be in addition to all fees payable under Section 4(b) and shall be paid at Closing (as defined in Section 5).

(e) In the event that the Holding Company is required to resolicit subscribers for Offer Shares in the Subscription Offering and Community Offering and Stifel is required to provide significant additional services in connection with such a resolicitation, the Primary Parties and Stifel shall mutually agree to the dollar amount of additional compensation due to Stifel not to exceed $50,000 and the Primary Parties shall pay such amount, if any. Until any agreement called for by this paragraph is reached, Stifel shall not incur expenses relating to any resolicitation in an amount that would cause the total expenses incurred by Stifel that are reimbursable by the Primary Parties pursuant to Section 9 hereof to be greater than those permitted without the prior written consent of the Holding Company.

(f) If this Agreement is terminated in accordance with the provisions of Sections 3, 10 or 14 and the sale of the Offer Shares is not consummated, Stifel shall not be entitled to receive the fees set forth in Sections 4(b)-(e), but Stifel will retain the fee for its advisory and administrative services already earned of $50,000 and the Primary Parties will reimburse Stifel for its reasonable expenses (as set forth in a written accounting supported by reasonable documentation) pursuant to Section 9.

Section 5.                      Closing. If the minimum number of Offer Shares permitted to be sold in the Offering on the basis of the most recently updated Appraisal (as defined in Section 6(j)) are subscribed for at or before the termination date of the Offering (which may be extended), and the other conditions (including those in Section 10) to the completion of the Conversion are satisfied, on the Closing Date (as hereinafter defined), the Holding Company agrees to issue the Exchange Shares and Offer Shares against payment therefor by the means authorized by the Plan, and to deliver certificates and/or statements evidencing ownership of the Shares issued in such authorized denominations and registrations directly to the purchasers thereof or as instructed as promptly as practicable after the Closing Date. The closing (the “Closing”) shall be held at the offices of Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., or at such other place as shall be agreed upon among the Primary Parties and the Representative, at 10:00 a.m., Eastern Time, on the business day selected by the Primary Parties, which business day shall be no less than two (2) business days following the giving of prior notice by the Holding Company to the Representative or at such other time as shall be agreed upon by the Primary Parties and the Representative. At the Closing, immediately upon receipt by the Holding Company of the proceeds of the Offer Shares, the Primary Parties shall deliver to the Representative by wire transfer in same-day funds the commissions, fees and expenses owing to the Representative as set forth in Section 4 and Section 9 hereof; provided, however, that all out-of-pocket expenses to which Stifel is entitled under Section 9 hereof shall be due and payable upon receipt by the Holding Company or the Bank of an accounting therefor setting forth in reasonable detail the expenses incurred by Stifel; the opinions required hereby and other documents deemed reasonably necessary for the Representative shall be executed and delivered to effect the sale of the Offer Shares as contemplated hereby and pursuant to the terms of the Prospectus. The hour and date upon which the Holding Company shall release the Shares for delivery in accordance with the terms hereof is referred to herein as the “Closing Date.”

Stifel shall have no liability to any party for the records or other information provided by the Primary Parties (or their agents other than Stifel) to Stifel for use in allocating the Shares. Subject to the limitations of Section 11 hereof, the Primary Parties shall indemnify and hold harmless Stifel for any liability arising out of the allocation of the Shares in accordance with (i) the Plan generally, and (ii) the records or other information provided to Stifel (or its agents) by the Primary Parties (or their agents).

Section 6.                      Representations and Warranties of the Primary Parties. The Primary Parties jointly and severally represent and warrant to the Representative that:

(a) The MHC, the Mid-Tier Holding Company, the Holding Company and the Bank have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, and, as of the Closing Date, the MHC, the Mid-Tier Holding Company, the Holding Company and the Bank will have all such power, authority, authorizations, approvals and orders as may be required to carry out the provisions and conditions hereof and to issue and sell the Offer Shares and to issue the Exchange Shares as provided herein and as described in the Prospectus. The consummation of the Conversion, the execution, delivery and performance of this Agreement and the Letter Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of the MHC, the Mid-Tier Holding Company, the Holding Company and the Bank. This Agreement has been validly executed and delivered by the Primary Parties, and is a valid, legal and binding obligation of the Primary Parties, in each case enforceable in accordance with its terms, except to the extent, if any, that the provisions of Sections 11 and 12 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors' rights generally, or the rights of creditors of savings institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).

(b) The Registration Statement was declared effective by the Commission on February 11, 2013. No stop order has been issued with respect to the Registration Statement. No proceedings related to the Registration Statement have been initiated or, to the knowledge of the Primary Parties, threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the 1933 Act and the 1933 Act Regulations and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), any Blue Sky Application, if applicable or any Sales Information (as such terms are defined in Section 11 hereof) authorized by the Primary Parties for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time any Rule 424(b) or (c) Prospectus was filed with the Commission and at the Closing Date referred to in Section 5, the Registration Statement, including the Prospectus contained therein (including any amendment, post-effective amendment required by the Public Offering or supplement thereto) and, when taken together with the Prospectus, any Blue Sky Application (if applicable) or Sales Information authorized for use by any of the Primary Parties in connection with the Offering, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 6(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agents expressly regarding the Agents for use under the caption “The Conversion and Offering - Plan of Distribution; Selling Agent and Underwriter Compensation” or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agents.

(c) At the time of filing the Registration Statement and at the date hereof, the Holding Company was not, and is not, an ineligible issuer, as defined in Rule 405 of the 1933 Act (“Rule 405”). At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h) of the 1933 Act, the Holding Company met the conditions required by Rules 164 and 433 of the 1933 Act for the use of a free writing prospectus. If required to be filed, the Holding Company has filed any issuer free writing prospectus related to the Offer Shares at the time it is required to be filed under Rule 433 of the 1933 Act and, if not required to be filed, will retain such free writing prospectus in the Holding Company's records pursuant to Rule 433(g) of the 1933 Act and if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Shares the Holding Company will file or retain such free writing prospectus as required by Rule 433 of the 1933 Act.

(d) As of the Applicable Time, neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the Offer Shares or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agents specifically for use therein. As used in this paragraph and elsewhere in this Agreement:

(1) “Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Shares.

(2) “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h), relating to the Shares that is required to be filed with the Commission by the Holding Company or required to be filed with the Commission. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act, without regard to Rule 172 or Rule 173.

(3) “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

(4) “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433(h), that is made available without restriction pursuant to Rule 433(d)(8)(ii) or otherwise, even though not required to be filed with the Commission.

(5) “Statutory Prospectus,” as of any time, means the Prospectus relating to the Offer Shares that is included in the Registration Statement relating to the Offer Shares immediately prior to that time, including any document incorporated by reference therein.

(e) Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offering and sale of the Offer Shares or until any earlier date that the Holding Company notified or notifies the Representative (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement relating to the Offer Shares, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Offer Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Holding Company has notified or will notify promptly the Agents so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Holding Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agents specifically for use therein.

(f) The Conversion Application, including the Plan, the Prospectus, the proxy statement for the solicitation of proxies from the Members for the special meeting to approve the Plan (the “Members' Proxy Statement”) and the proxy statement/prospectus for the solicitation of proxies from the stockholders of the Mid-Tier Holding Company for the meeting to approve the Plan (the “Stockholders’ Proxy Statement”), was approved by the Federal Reserve on February 11, 2013. At the time of the Conversion Application, including the Plan, the Prospectus, the Members’ Proxy Statement and the Stockholders’ Proxy Statement contained therein (including any amendment or supplement thereto), were approved by the Federal Reserve and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Plan, the Prospectus, Members’ Proxy Statement and Stockholders’ Proxy Statement contained therein (including any amendment or supplement thereto), complied and will comply as to form in all material respects with the Conversion Regulations (except as modified or waived by the Federal Reserve). At the time of the approval by the Federal Reserve and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Plan, the Prospectus, the Members’ Proxy Statement and the Stockholders’ Proxy Statement, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations or warranties in this subsection (f) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agents expressly regarding the Agents for use in the Conversion Application and in the Prospectus contained under the caption “The Conversion and Offering - Plan of Distribution; Selling Agent and Underwriter Compensation” or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agents.

(g) No order has been issued by the Commission, the Federal Reserve or any other state or federal regulatory authority, preventing or suspending the use of the Registration Statement or the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is pending or, to the knowledge of the Primary Parties, threatened.

(h) The Plan has been duly adopted by the Board of Directors of the MHC, the Mid-Tier Holding Company, the Bank and the Holding Company. To the knowledge of the Primary Parties, no person has sought, or at the Closing Date will have sought, to obtain review of the final action of the Federal Reserve in approving the Conversion Application, including the Plan, or the Holding Company Application.

(i) The Holding Company Application was approved by the Federal Reserve on February 11, 2013. The Holding Company Application complies as to form in all material respects with all applicable rules and regulations of the Federal Reserve (except as modified or waived by the Federal Reserve). At the time of the approval and at all times subsequent thereto until the Closing Date, the Holding Company Application (including any amendment or supplement thereto) did not and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations or warranties in this subsection (i) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agents expressly regarding the Agents for use in the Holding Company Application.

(j) The Georgia Application was approved by the Georgia Department of Banking and Finance on February 7, 2013. At the time of the approval and at all times subsequent thereto until the Closing Date, the Georgia Application (including any amendment or supplement thereto) did not and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k) RP Financial, LC, which prepared the appraisal of the aggregate pro forma market value of the Common Stock on which the Offering was based (the “Appraisal”), has advised the Primary Parties in writing that it is independent with respect to each of the Primary Parties and the Primary Parties believe RP Financial, LC to be expert in preparing appraisals of savings institutions.

(l) Dixon Hughes Goodman LLP, which certified the financial statements filed as part of the Registration Statement and the Applications, has advised the Primary Parties that it is an independent certified public accountant within the meaning of Rule 101 of the American Institute of Certified Public Accountants, and Dixon Hughes Goodman LLP has advised the Primary Parties it is, with respect to each of the Primary Parties, an independent certified public accountant as required by the 1933 Act and the 1933 Act Regulations and the regulations of the Public Company Accounting Oversight Board (United States) (the “PCAOB Regulations”).

(m) The financial statements and the notes thereto which are included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial condition of the Mid-Tier Holding Company and the Bank as of the dates indicated and the results of operations and cash flows for the periods specified. The financial statements comply in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X of the Commission and accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis during the periods presented, except as otherwise noted therein, and present fairly in all material respects the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Prospectus or the General Disclosure Package present fairly the information shown therein on a basis consistent with the audited and any unaudited financial statements included in the Prospectus or the General Disclosure Package, and as to the pro forma adjustments, the adjustments made therein have been properly and consistently applied on the basis described therein.

(n) Since the respective dates as of which information is given in the Registration Statement, including the Prospectus, and the General Disclosure Package other than as disclosed therein: (i) there has not been any material adverse change in the financial condition, results of operation, capital, properties, business affairs or prospects of any of the Primary Parties or the Primary Parties considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there has not been any material change in total assets of the Primary Parties on a consolidated basis, any material increase in the aggregate amount of loans past due ninety (90) days or more, or any real estate acquired by foreclosure or loans characterized as “in substance foreclosure”; (iii) none of the Primary Parties have issued any securities or incurred any liability or obligation for borrowings other than in the ordinary course of business; and (iv) there have not been any material transactions entered into by any of the Primary Parties, other than those in the ordinary course of business. The capitalization, liabilities, assets, properties and business of the Primary Parties conform in all material respects to the descriptions thereof contained in the Registration Statement or the Prospectus and, none of the Primary Parties has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement or the Prospectus.

(o) The Holding Company is a stock corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and will be qualified to transact business and will be in good standing in Maryland and in each jurisdiction in which the conduct of business requires such qualification, unless the failure to qualify in one or more of such jurisdictions would not have a material adverse effect on the financial condition, results of operation, capital, properties, business affairs or prospects of the Primary Parties taken as a whole (a “Material Adverse Effect”). As of the Closing Date, the Holding Company will have obtained all licenses, permits and other governmental authorizations required for the conduct of its business, except where failure to obtain such license, permit or authorization would not, individually or in the aggregate, have a Material Adverse Effect; and as of the Closing Date, all such licenses, permits and governmental authorizations will be in full force and effect, and the Holding Company will be in compliance therewith in all material respects.

(p) The Holding Company does not, and as of the Closing Date will not, own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

(q) Except as described in the Prospectus, there are no contractual encumbrances or restrictions or requirements or material legal restrictions or requirements required to be described therein, on the ability of the Holding Company, the Mid-Tier Holding Company, the MHC, or the Bank, (A) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to another party, (B) to make any loans or advances to, or investments in, another party or (C) to transfer any of its property or assets to another party. Except as described in the Prospectus, there are no restrictions, encumbrances or requirements affecting the payment of dividends or the making of any other distributions on any of the capital stock of the Holding Company.

(r) The Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation, except where the failure to be in compliance would not have a Material Adverse Effect. Neither the Bank nor any of its respective directors, officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

(s) The Bank is a duly organized and validly existing federally-chartered savings bank in stock form and is duly authorized to conduct its business as described in the Prospectus; the activities of the Bank are permitted by the rules, regulations and practices of the Office of the Comptroller of the Currency (the “OCC”) and the FDIC; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except where the failure to obtain such license, permit or authorization would not, individually or in the aggregate, have a Material Adverse Effect, and all such licenses, permits and other governmental authorizations are in full force and effect; the Bank is, and as of the Closing Date will be, duly organized and validly existing under the laws of the United States; the Bank is duly qualified in each jurisdiction in which the conduct of business requires such qualification, unless the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock of the Bank is duly and validly issued to the Mid-Tier Holding Company and is fully paid and nonassessable; and all of the issued and outstanding capital stock of the Bank after the Conversion will be duly and validly issued to the Holding Company and will be fully paid and nonassessable; and as of the Closing Date, the Holding Company will directly own all of the capital stock of the Bank free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction of any kind. The Bank does not own equity securities or any equity interest in any other business enterprise except as otherwise described in the Prospectus or as are immaterial in amount and are not required to be described in the Prospectus.

(t) The MHC is a duly organized and validly existing federally-chartered mutual holding company under the laws of the United States, duly authorized to conduct its business as described in the Prospectus; the activities of the MHC are permitted by the rules, regulations and practices of the Federal Reserve; the MHC has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except where the failure to obtain such license, permit or authorization would not, individually or in the aggregate, have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect; and the MHC is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

(u) The Mid-Tier Holding Company is a duly organized and validly existing federally-chartered stock corporation under the laws of the United States, duly authorized to conduct its business as described in the Prospectus; the activities of the Mid-Tier Holding Company are permitted by the rules, regulations and practices of the Federal Reserve; the Mid-Tier Holding Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except where the failure to obtain such license, permit or authorization would not, individually or in the aggregate, have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect; and the Mid-Tier Holding Company is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

(v) The Bank is a member in good standing of the Federal Home Loan Bank (the “FHLB”) of Atlanta. The deposit accounts of the Bank are insured by the FDIC up to applicable limits and no proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the Primary Parties, threatened. The Bank is a “qualified thrift lender” within the meaning of 12 U.S.C. Section 1467a(m).

(w) As of the Closing Date, the Bank will be a wholly-owned subsidiary of the Holding Company.

(x) The Holding Company, the Mid-Tier Holding Company, the MHC and the Bank carry, or are covered by, insurance in such amounts and covering such risks as the Holding Company, the Mid-Tier Company, the MHC and the Bank deem reasonably adequate for the conduct of their respective businesses and the value of their respective properties.

(y) Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Holding Company will be within the range set forth in the Prospectus under the caption “Capitalization” and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date (except those shares issued to the Mid-Tier Holding Company for its initial organization); the Offer Shares to be subscribed for in the Offering have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be duly and validly issued and fully paid and nonassessable; the Exchange Shares to be issued in the Exchange have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan and the Stockholders' Proxy Statement will be duly and validly issued and fully paid and nonassessable; the issuance of the Shares is not subject to preemptive rights, except for the subscription rights granted pursuant to the Plan; and the terms and provisions of the shares of Common Stock will conform in all material respects to the description thereof contained in the Prospectus. Upon issuance of the Offer Shares, good title to the Offer Shares will be transferred from the Holding

Company to the purchasers of Offer Shares against payment therefor in the Offering as set forth in the Plan and the Prospectus. Upon issuance of the Exchange Shares, good title to the Exchange Shares will be transferred from the Holding Company to the recipients thereof in the Exchange as set forth in the Plan and the Stockholders' Proxy Statement.

(z) The Primary Parties are not, and as of the Closing Date will not be, in violation of their respective articles of incorporation or charters or their respective bylaws, or in material default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which they are a party or by which they, or any of their respective properties, may be bound which would result in a Material Adverse Effect. The consummation of the transactions contemplated herein and in the Plan will not (i) conflict with or constitute a breach of, or default under, the articles of incorporation, charter or bylaws of any of the Primary Parties, or materially conflict with or constitute a material breach of, or default under, any material contract, lease or other instrument to which any of the Primary Parties has a beneficial interest, or any applicable law, rule, regulation or order that is material to the financial condition of the Primary Parties; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Primary Parties except for such violations which would not have a Material Adverse Effect; or (iii) result in the creation of any lien, charge or encumbrance upon any property of the Primary Parties that would have a Material Adverse Effect.

(aa) No default exists, and no event has occurred that with notice or lapse of time, or both, would constitute a default on the part of any of the Primary Parties, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which any of the Primary Parties is a party or by which any of their property is bound or affected in any respect which, in any such case, would have a Material Adverse Effect on the Primary Parties individually or taken as a whole, and all such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the knowledge of any of the Primary Parties, threatened any action or proceeding wherein any of the Primary Parties is alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to any of the Primary Parties, would have a Material Adverse Effect.

(bb) The Primary Parties have good and marketable title to all assets which are material to the businesses, financial condition, results of operation, capital, properties, and assets of the Primary Parties and to those assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances, restrictions or other claims, except such as are described in the Prospectus or which do not have a Material Adverse Effect; and all of the leases and subleases that are material to the businesses of the Primary Parties, including those described in the Registration Statement or Prospectus, are in full force and effect.

(cc) The Primary Parties are not in material violation of any directive from the Federal Reserve, the OCC, the FDIC, the Commission or any other agency to make any material change in the method of conducting their respective businesses; the Primary Parties have conducted and are conducting their respective businesses so as to comply in all respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Federal Reserve, the OCC, the FDIC, and the Commission), except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect, and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of any of the Primary Parties, threatened, which would reasonably be expected to materially adversely affect the Conversion, the performance of this Agreement, or the consummation of the transactions contemplated in the Plan as described in the Registration Statement, or which would reasonably be expected to result in a Material Adverse Effect.

(dd) Prior to the Closing Date, the Primary Parties will have received an opinion of their special counsel, Luse Gorman Pomerenk & Schick, P.C., with respect to the federal income tax consequences of the Conversion, as described in the Registration Statement and the Prospectus, and opinions from Bryan Cave LLP with respect to the tax consequences of the Conversion under the laws of the State of Georgia, Alabama and Florida, and the facts and representations upon which such opinions will be based, will be truthful, accurate and complete, and none of the Primary Parties will take any action inconsistent therewith.

(ee) The Primary Parties have timely filed all required federal, state and local tax returns and have paid all taxes that have become due and payable, and no deficiency has been asserted with respect thereto by any taxing authority, except as disclosed in the Prospectus. All material tax liabilities have been adequately provided for in the financial statements of the Primary Parties in accordance with GAAP.

(ff) No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required for the execution and delivery by the Primary Parties of this Agreement, or the sale and issuance of the Offer Shares and the issuance of the Exchange Shares, except for the approval of the Federal Reserve and the Georgia Department of Banking and Finance and any necessary qualification, notification, or registration or exemption under the securities or blue sky laws of the various states in which the Offer Shares are to be offered for sale and the Exchange Shares are to be issued.

(gg) None of the Primary Parties has: (i) issued any securities within the last 18 months (except for (a) notes to evidence bank loans or other liabilities in the ordinary course of business or as described in the Prospectus, (b) shares of Common Stock issued with respect to the initial capitalization of the Holding Company, (c) shares of common stock of the Mid-Tier Holding Company issued pursuant to the Mid-Tier Holding Company's Employee Stock Ownership Plan, 2001 Stock Option Plan and 2001 Recognition and Retention Plan as described in the Prospectus, and (d) shares of capital stock of the Bank issued to the Mid-Tier Holding Company); (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the Offering and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement relating to the Conversion and the Offering except for the Letter Agreement and as contemplated hereunder; or (iv) engaged any intermediary between the Agents and the Primary Parties in connection with the Offering or the offering of shares of the common stock of the Mid-Tier Holding Company, and no person is being compensated in any manner for such services.

       (hh) Neither any of the Primary Parties nor, to the knowledge of the Primary Parties, any employee of the Primary Parties, has made any payment of funds of the Primary Parties as a loan to any person for the purchase of Offer Shares, except for the Holding Company’s loan to the employee stock ownership plan the proceeds of which will be used to purchase Offer Shares and the Mid-Tier Holding Company’s existing loans to the employee stock ownership plan, or has made any other payment or loan of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(ii) The Bank complies in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

(jj) The Primary Parties have not relied upon the Agents or their counsel for any legal, tax or accounting advice in connection with the Conversion.

(kk) The records of Eligible Account Holders and Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects.

(ll) The Primary Parties comply in all respects with all laws, rules and regulations relating to environmental protection, except where the failure to so comply would not result in a Material Adverse Effect, and none of them has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Federal, state or local environmental laws and regulations; no action, suit, regulatory investigation or other proceeding is pending, or to the knowledge of the Primary Parties, threatened against the Primary Parties relating to environmental protection, nor do the Primary Parties have any reason to believe any such proceedings may be brought against any of them; and no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any facilities or properties owned or leased by any of the Primary Parties or in which the Bank has a security interest, except, in the case of facilities or properties in which the Bank has a security interest, to the extent such disposal, release or discharge would not have a Material Adverse Effect.

(mm) All of the loans represented as assets in the most recent financial information of the Primary Parties included in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a Material Adverse Effect.

(nn) None of the Primary Parties are required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(oo) To the Primary Parties' knowledge, there are no affiliations or associations between any member of FINRA and any of the Primary Parties’ officers, or directors, except as set forth in the Registration Statement, FINRA Fairness Application or the Prospectus.

(pp) The statistical and market related data contained in any Permitted Free Writing Prospectus, the Prospectus and the Registration Statement are based on or derived from sources which the Primary Parties believe were reliable and accurate at the time they were filed with the Commission. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “1934 Act”)) contained in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq) The Primary Parties have taken all actions necessary to obtain at Closing a Blue Sky Memorandum from Luse Gorman Pomerenk & Schick, P.C. on which Stifel may rely.

Any certificates signed by an officer of any of the Primary Parties and delivered to the Representative or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Primary Parties to the Representative as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

Section 7.                      Representations and Warranties of Stifel. Stifel represents and warrants to the Primary Parties that:

(a) Stifel is a corporation and is validly existing and in good standing under the laws of the State of Missouri with full power and authority to provide the services to be furnished to the Primary Parties hereunder.

(b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of Stifel, and each of this Agreement and the Letter Agreement is the legal, valid and binding agreement of Stifel, enforceable in accordance with its terms, except to the extent, if any, that the provisions of Sections 11 and 12 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors' rights generally or general equity principles.

(c) Stifel and its employees, agents and representatives who shall perform any of the services hereunder shall have, and until the Offering is consummated or terminated shall maintain, all licenses, approvals and permits necessary to perform such services and shall comply in all material respects with all applicable laws and regulations in connection with the performance of such services.

(d) No action, suit, charge or proceeding before the Commission, FINRA, any state securities commission or any court is pending, or to the knowledge of Stifel, threatened against Stifel which, if determined adversely to Stifel, would have a material adverse effect upon the ability of the Stifel to perform its obligations under this Agreement.

(e) Stifel is registered as a broker/dealer pursuant to Section 15(b) of the 1934 Act and is a member of FINRA.

(f) Any funds received in the Offering by Stifel will be handled by Stifel in accordance with Rule 15c2-4 under the 1934 Act to the extent applicable.

Section 8.                      Covenants of the Primary Parties. The Primary Parties hereby jointly and severally covenant with the Representative as follows:

(a) The Holding Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Representative and its counsel an opportunity to review and comment on such amendment or supplement or file any amendment or supplement to the Registration Statement to which amendment or supplement the Representative or its counsel shall reasonably object (including any revised prospectus which the Holding Company proposes for use in connection with the Public Offering that differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) or (c) of the 1933 Act Regulations). The Holding Company will furnish promptly to the Representative and its counsel copies of all correspondence from the Commission with respect to the Registration Statement and the Holding Company's responses thereto.

(b) The Holding Company represents and agrees that, unless it obtains the prior consent of the Representative, which shall not be unreasonably withheld, and the Representative represents and agrees that, unless prior consent of the Holding Company is obtained, which shall not be unreasonably withheld, they have not made and will not make any offer relating to the Offer Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Holding Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Holding Company represents that it has and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Holding Company need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to Clause (a) of Section 2(a)(10) of the 1933 Act without regard to Rule 172 or 173 of the 1933 Act.

(c) The Primary Parties will not, at any time after the date any Application is approved, file any amendment or supplement to such Application without providing the Representative and its counsel an opportunity to review and comment on such amendment or supplement or file any amendment or supplement to such Application to which amendment or supplement the Representative or its counsel shall reasonably object. The Primary Parties will furnish promptly to the Representative and its counsel copies of all correspondence from the Federal Reserve with respect to the Applications and the Primary Parties’ responses thereto.

(d) The Primary Parties will use their best efforts to cause the Federal Reserve to approve the Holding Company’s acquisition of the Bank, and will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the Conversion Application to be approved by the Federal Reserve and will promptly upon receipt of any information concerning the events listed below notify the Representative (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application, as amended, has been approved by the Federal Reserve; (iii) when the Holding Company Application, as amended, has been approved by the Federal Reserve; (iv) of the receipt of any comments from the Federal Reserve or any other governmental entity with respect to the Conversion or the transactions contemplated by this agreement; (v) of any request by the Commission, the Federal Reserve, or any other governmental entity for any amendment or supplement to the Registration Statement or the Applications or for additional information; (vi) of the issuance by the Commission, the Federal Reserve or any other governmental agency of any order or other action suspending the Offering or the use of the Registration Statement, the Prospectus, the Members’ Proxy Statement, the Stockholders’ Proxy Statement or any other filing of the Primary Parties under the Conversion Regulations or other applicable law, or the threat of any such action; (vii) of the issuance by the Commission, the Federal Reserve, or any state authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (viii) of the occurrence of any event mentioned in subsection (g) below. The Primary Parties will make every reasonable effort to prevent the issuance by the Commission, the Federal Reserve or any other state authority of any order referred to in (vi) and (vii) above and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

(e) The Primary Parties will deliver to the Representative and to its counsel conformed copies of each of the following documents, with all exhibits: the Applications as originally filed and each amendment thereto, and the Registration Statement, as originally filed and each amendment thereto. Further, the Primary Parties will deliver such additional copies of the foregoing documents to counsel to the Representative as may be required for any FINRA filings. In addition, the Primary Parties will also deliver to the Representative such number of copies of the Prospectus, as amended or supplemented, as the Representative may reasonably request.

(f) The Primary Parties will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the Commission and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to the Closing Date; and when the Prospectus is required to be delivered, the Primary Parties will comply in all material respects, at their own expense, with all requirements imposed upon them by the Federal Reserve, the Conversion Regulations (except as modified or waived in writing by the Federal Reserve), the Commission, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, in each case as from time to time in force, so far as is necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

(g) The Primary Parties will inform the Representative of any event or circumstance of which it is or becomes aware as a result of which the Registration Statement and/or Prospectus, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. If it is necessary, in the reasonable opinion of counsel for the Primary Parties, to amend or supplement the Registration Statement or the Prospectus in order to correct such untrue statement of a material fact or to make the statements therein not misleading in light of the circumstances existing at the time of their use, the Primary Parties will, at their expense, prepare, file with the Commission and the Federal Reserve, and furnish to the Representative, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and the Prospectus (in form and substance reasonably satisfactory to counsel for the Representative after a reasonable time for review) which will amend or supplement the Registration Statement and/or the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this Section 8(g), each of the Primary Parties will furnish such information with respect to itself as the Representative may from time to time reasonably request.

(h) Pursuant to the terms of the Plan, the Holding Company will endeavor in good faith, in cooperation with the Representative, to register or to qualify the Shares for issuance or offering and sale, as applicable, or to exempt such Shares from registration and to exempt the Holding Company and its officers, directors and employees from registration as broker-dealers, under the applicable securities laws of the jurisdictions in which the Offering will be conducted; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, the Holding Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

(i) Upon consummation of the Conversion, the Bank and/or the Holding Company will establish a liquidation account for the benefit of the Bank's Eligible Account Holders and Supplemental Eligible Account Holders, in accordance with the Plan and the requirements of the Conversion Regulations.

(j) Except for the issuance of shares of Common Stock pursuant to the exercise of a stock option, the Holding Company will not sell or issue, contract to sell or otherwise dispose of, for a period of ninety (90) days after the date hereof, any shares of Common Stock or securities into or exercisable for shares of Common Stock, without the Representative’s prior written consent other than in connection with any plan or arrangement described in the Registration Statement or the Prospectus.

(k) For a period of three years from the date of this Agreement, the Holding Company will furnish to the Representative, as soon as practical after such information is available (i) a copy of each report of the Holding Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted, (ii) a copy of each report of the Holding Company mailed to holders of Common Stock, (iii) each press release and material news item and article released by the Holding Company and/or the Bank, and (iv) from time-to-time, such other publicly available information concerning the Primary Parties as the Representative may reasonably request. For purposes of this Section 8(k), any document filed electronically with the Commission shall be deemed to be furnished to the Representative.

(l) The Primary Parties will use the net proceeds from the sale of the Common Stock in the manner set forth in the Prospectus under the caption “How We Intend To Use the Proceeds From the Offering.”

(m) The Holding Company and the Bank will distribute the Prospectus, any Issuer-Represented Free Writing Prospectus, or other offering materials in connection with the offering and sale of the Common Stock only in accordance with the Conversion Regulations, the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the laws of any state in which the shares are qualified for sale.

(n) No later than the Closing Date, the Holding Company shall register its Common Stock under Section 12(b) of the 1934 Act, and will request that such registration statement be effective no later than the completion of the Conversion. The Holding Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as permitted by the Federal Reserve.

(o) For so long as the Common Stock is registered under the 1934 Act, the Holding Company will furnish to its stockholders as soon as practicable after the end of each fiscal year such reports and other information as are required to be furnished to its stockholders under the 1934 Act.

(p) The Holding Company will report the use of proceeds of the Offering in accordance with Rule 463 under the 1933 Act Regulations.

(q) The Primary Parties will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Offer Shares in the subscription offering or community offering on an interest bearing basis (all funds received by check will be deposited in a segregated account at the Bank, acting as escrow agent, no later than 12:00 noon on the Business Day after receipt) as described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Holding Company’s obligation to refund payments received from persons subscribing for or ordering Offer Shares in the subscription and community offerings, in accordance with the Plan as described in the Prospectus, or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Primary Parties will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Primary Parties to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(r) Within ninety (90) days following the Closing Date, the Holding Company will register as a unitary savings and loan holding company under the HOLA.

(s) The Primary Parties will take such actions and furnish such information as are reasonably requested by the Representative in order for the Representative to ensure compliance with FINRA Rule 5130 (Restrictions on the Purchase and Sale of Initial Equity Public Offerings).

(t) The Primary Parties will conduct their businesses in compliance with, and in all material respects with, all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the OCC, the FDIC and the Federal Reserve.

(u) The Primary Parties shall comply with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the Federal Reserve, the HOLA, the Commission, the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations to be complied with subsequent to the Closing Date. The Holding Company will comply with all provisions of all undertakings contained in the Registration Statement.

(v) The Primary Parties will not amend the Plan without notifying the Representative prior thereto.

(w) The Holding Company shall provide Stifel with any information necessary to allow Stifel to assist with the allocation process in order to permit the Holding Company to carry out the allocation of the Offer Shares in the event of an oversubscription, and such information shall be accurate and reliable in all material respects.

(x) The Holding Company will not deliver the Shares until the Primary Parties have satisfied or caused to be satisfied each condition set forth in Section 10 hereof, unless such condition is waived in writing by Stifel.

(y) On or before the Closing Date, the Primary Parties will have completed all conditions precedent to the Conversion specified in the Plan and the offer, sale and issuance of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations (except as modified or waived in writing by the Federal Reserve) and with all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon any of the Primary Parties by the Federal Reserve, the Commission, the OCC, or any other regulatory authority and in the manner described in the Prospectus (except as may be modified or waived in writing by the Federal Reserve, the Commission, the OCC or such other regulatory authority).

       (z) Immediately upon completion of the sale by the Holding Company of the Offer Shares, the issuance of the Exchange Shares and the completion of certain transactions necessary to implement the Plan, (i) all of the issued and outstanding shares of capital stock of the Bank shall be owned by the Holding Company, (ii) the Holding Company shall have no direct subsidiaries other than the Bank, and (iii) the Conversion shall have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and all terms, conditions, requirements and provisions with respect to the Conversion (except those that are conditions subsequent) imposed by the Federal Reserve, the Commission, or any other governmental agency, if any, shall have been complied with by the Primary Parties in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.

(aa) Prior to the Closing Date, the Plan shall have been approved by the Members of the MHC and the stockholders of the Mid-Tier Holding Company in accordance with the Plan, the Conversion Regulations, the applicable provisions, if any, of the MHC’s charter and bylaws and the Members’ Proxy Statement and the Stockholders’ Proxy Statement.

(bb) The Holding Company shall notify the Representative when funds have been received for the minimum number of Offer Shares set forth in the Prospectus.

(cc) The officers and directors of the Primary Parties, listed in Exhibit C of this Agreement, shall not sell or transfer any shares of Common Stock commencing on the date hereof and continuing for a period of ninety (90) days following the Closing Date (the “Restricted Period”) without the written consent of the Representative. The Primary Parties shall not assist such officers or directors in connection with the sale or transfer of shares of Common Stock during the Restricted Period.

Section 9.                      Payment of Expenses. Whether or not the Conversion is completed or the sale, issuance and exchange of the Shares by the Holding Company is consummated, the Primary Parties will pay for all of their expenses incident to the performance of this Agreement, including without limitation: (a) the preparation and filing of the Applications; (b) the preparation, printing, filing, delivery and mailing of the Registration Statement, including the Prospectus, and all documents related to the Offering and proxy solicitation; (c) all filing fees and expenses in connection with the qualification or registration of the Shares for offer and sale by the Holding Company under the securities or “blue sky” laws, including without limitation filing fees, reasonable legal fees and disbursements of counsel in connection therewith, and in connection with the preparation of a blue sky law survey; (d) the filing fees of FINRA related to Stifel's fairness filing under FINRA Rule 5110; (e) the fees and expenses related to the preparation of the independent appraisal; (f) the fees and expenses related to printing, data processing, auditing, accounting and other services; (g) all expenses related to advertising, temporary personnel, investor meetings and the stock information center; and (h) transfer agent fees and costs of preparation and distribution of stock certificates. The Primary Parties also agree to reimburse Stifel for reasonable out-of-pocket expenses, including legal fees and expenses and expenses incurred in connection with the Syndicated Community Offering or Public Offering, incurred by Stifel in connection with the services hereunder, subject to the limitations provided below. Stifel will not incur reimbursable legal fees (including counsel’s out-of-pocket expenses) in excess of $150,000. Stifel will not incur actual accountable reimbursable out-of-pocket expenses in excess of $40,000 in the Subscription Offering and Community Offering and in excess of $50,000 in the Syndicated Community Offering or Public Offering. The Primary Parties acknowledge, however, that such limitations on expenses and legal fees may be increased by the mutual consent of the Mid-Tier Holding Company and Stifel in the event of delay in the Offering, which requires material additional work by Stifel or its counsel relating to an update of the financial information contained in the Prospectus to reflect a period later than set forth in the financial statements in the original Registration Statement (except in connection with the preparation of a prospectus relating to a Public Offering); provided that under such circumstances, Stifel will not incur additional accountable reimbursable out-of-pocket expenses in excess of $10,000 or additional reimbursable legal fees and expenses in excess of $25,000 and that the aggregate of all reimbursable expenses and legal fees and expenses for the Offering shall not exceed $275,000. Not later than two (2) days prior to the Closing Date, Stifel will provide the Bank with a detailed accounting of all reimbursable expenses of Stifel and its counsel to be paid at the Closing.

Section 10.                       Conditions to the Agents’ Obligations. The obligations of the Agents hereunder and the occurrence of the Closing and the Conversion are subject to the condition that all representations and warranties of the Primary Parties herein contained are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct, the condition that the Primary Parties shall have performed all of their obligations hereunder to be performed on or before such dates and to the following further conditions:

(a) The Registration Statement shall have been declared effective by the Commission, the Conversion Application and Holding Company Application shall have been approved by the Federal Reserve, and no stop order or other action suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Primary Parties, threatened by the Commission or any state authority and no order or other action suspending the authorization for use of the Prospectus or the consummation of the Conversion shall have been issued, or proceedings therefor initiated or, to the knowledge of the Primary Parties, threatened by the Federal Reserve, the Commission or any other governmental body.

(b) At the Closing Date, Stifel, as the Agent or Stifel as Representative shall have received:

(1) The opinion, dated as of the Closing Date, of Luse Gorman Pomerenk & Schick, P.C. and/or local counsel acceptable to Stifel, in form and substance satisfactory to Stifel and their counsel to the effect that:

(i) The Holding Company is a corporation duly organized and validly existing under the laws of the State of Maryland, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business in Maryland and in each other jurisdiction in which the conduct of its business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect, and the activities of the Holding Company as described in the Prospectus are permitted by federal law and the rules and regulations of the Federal Reserve.

(ii) The Bank is a duly organized and validly existing federally-chartered savings bank, and upon consummation of the Conversion, the Bank will continue to be a validly existing federally-chartered savings bank, with full power and authority to own its properties and to conduct its business as described in the Prospectus; the activities of the Bank as described in the Prospectus are permitted by federal law and the rules, regulations and practices of the OCC and the FDIC; and at the Closing Date, the issuance and sale of the capital stock of the Bank to the Holding Company in the Conversion has been duly and validly authorized by all necessary corporate action on the part of the Holding Company and the Bank and, upon payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and will be owned of record and beneficially by the Holding Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction.

(iii) The MHC is a mutual holding company duly organized and validly existing under the laws of the United States, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect, and the activities of the MHC as described in the Prospectus are permitted by federal law and the rules and regulations of the Federal Reserve.

(iv) The Mid-Tier Holding is a federally-chartered stock corporation duly organized and validly existing under the laws of the United States, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect.

(v) The activities of the Mid-Tier Holding Company, the MHC, the Holding Company and the Bank, as described in the Prospectus and the General Disclosure Package, are permitted by the laws of the United States, and with respect to the Holding Company, are also permitted by the laws of the State of Maryland and the rules, regulations and practices of the Federal Reserve. To such counsel's knowledge, each of the MHC, the Mid-Tier Holding Company, the Holding Company, and the Bank has obtained all licenses, permits, and other governmental authorizations that are material for the conduct of its business, and to such counsel’s knowledge all such licenses, permits and other governmental authorizations are in full force and effect, and to such counsel’s knowledge the Mid-Tier Holding Company and the Bank are complying therewith in all material respects.

(vi) The Bank is a member of the FHLB of Atlanta. The Bank is an insured depository institution under the provisions of the Federal Deposit Insurance Act, as amended, and no proceedings for the termination or revocation of the federal deposit insurance of the Bank are pending or, to such counsel’s knowledge, threatened.

(vii) Upon consummation of the Conversion, (a) the authorized, issued and outstanding capital stock of the Holding Company will be within the range set forth in the Prospectus under the caption “Capitalization,” and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date (except for the shares issued upon incorporation of the Holding Company to facilitate the Conversion); (b) the Offer Shares to be subscribed for in the Offering will have been duly and validly authorized for issuance, and when issued and, if applicable, sold in the Public Offering and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be fully paid and nonassessable; (c) the Exchange Shares to be issued in the Exchange will have been duly and validly authorized for issuance, and when issued and delivered by the Holding Company pursuant to the Plan, will be fully paid and nonassessable; and (d) the issuance of the Shares is not subject to preemptive rights under the articles of incorporation or bylaws of the Holding Company, or arising or outstanding by operation of law or under any contract, indenture, agreement, instrument or other document known to such counsel, except for the subscription rights under the Plan.

(viii) The execution and delivery of this Agreement and, if applicable, the Underwriting Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Primary Parties; and this Agreement constitutes a valid, legal and binding obligation of each of the Primary Parties who have the corporate power and authority to enter into the Agreement and, if applicable, the Underwriting Agreement, and to perform their obligations thereunder, enforceable in accordance with its terms, except to the extent that the provisions of Sections 11 and 12 hereof may be unenforceable as against public policy, except to the extent that such enforceability may be limited by bankruptcy, moratorium, reorganization, insolvency, or other laws or judicial decisions affecting the enforcement of creditors’ rights generally, or the rights of creditors of savings institutions, the accounts of which are insured by the FDIC, and except to the extent enforcement hereof is subject to general equity principles (either in a proceeding in equity or at law) and laws and judicial decisions regarding the availability of injunctive relief and enforceability of equitable remedies, including the remedies of specific performance and self-help.

(ix) The Plan has been duly adopted by the Board of Directors of the MHC, the Mid-Tier Holding Company, the Holding Company and the Bank and approved by the stockholders of the Mid-Tier Holding Company and the Voting Members in the manner required by the Conversion Regulations and the articles of incorporation, charters and bylaws of each of the MHC, the Mid-Tier Holding Company, the Holding Company and the Bank.

(x) To such counsel's knowledge, the Conversion, including the Offering and the Exchange, was effected in all material respects in accordance with the Plan and all applicable laws, including statutes, regulations, decisions and orders (except that this opinion need not address state securities or “blue sky” laws and regulations nor matters addressed in the letter referred to in Section 10(b)(2) of this Agreement); all terms, conditions, requirements and provisions with respect to the Conversion imposed by the Federal Reserve, the Commission, the OCC, or any other governmental agency, if any, were complied with by the Primary Parties in all material respects or appropriate waivers were obtained and all notices and waiting periods were satisfied, waived or replaced.

(xi) The Conversion Application (including the Plan, the Prospectus, the Members’ Proxy Statement, and the Stockholders’ Proxy Statement) and the Holding Company Application have been approved by the Federal Reserve, and the Georgia Application has been approved by the Georgia Department of Banking and Finance, and subject to the satisfaction of any conditions set forth in such approvals, no further approval, registration, authorization, consent or other order of any federal or state regulatory agency, public board or body is required to be obtained by the Primary Parties in connection with the execution and delivery of this Agreement, the offer, sale and issuance of the Shares, and the consummation of the Conversion, except as may be required under the state securities or “blue sky” laws of various jurisdictions as to which no opinion need be rendered.

(xii) The acquisition by the Holding Company of all of the issued and outstanding capital stock of the Bank has been authorized by the Federal Reserve, and no action has been taken or is pending or, to such counsel's knowledge, threatened to revoke any such authorization or approval.

(xiii) The Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement has been issued or proceedings for that purpose have been instituted or, to such counsel’s knowledge, threatened by the Commission. Any required filing of the Final Prospectus pursuant to Rule 424(b) or (c) has been made in the manner and within the time period required by Rule 424.

(xiv) The material tax consequences of the Conversion are set forth in the Prospectus under the captions “Summary - Tax Consequences” and “The Conversion and Offering – Effects of Conversion on Depositors, Borrowers and Members and - Material Income Tax Consequences.” The information in the Prospectus under the captions “Summary - Tax Consequences” and “The Conversion and Offering – Effects of the Conversion on Depositors, Borrowers and Members” and “Material Income Tax Consequences” has been reviewed by such counsel and fairly describes the opinion rendered by such counsel with respect to the federal income tax consequences and the Georgia, Alabama and Florida state income tax consequences are consistent with the federal income tax consequences.

(xv) The terms and provisions of the shares of Common Stock conform to the description thereof contained in the Registration Statement and the Prospectus.

(xvi) At the time the Applications were approved and as of the Closing Date, the Applications (as amended or supplemented), the Prospectus (as amended by post-effective amendment or as otherwise or supplemented), the Members' Proxy Statement (as amended or supplemented) and the Stockholders’ Proxy Statement (as amended or supplemented) (in each case, other than the financial statements, notes to financial statements, financial tables or other financial and statistical data included therein and the appraisal valuation and the business plan, as to which counsel need express no opinion), complied as to form in all material respects with the requirements of the Conversion Regulations (except as modified or waived by the Federal Reserve) and all applicable laws, rules and regulations and decisions and orders of the Federal Reserve. To such counsel’s knowledge, no person has sought to obtain regulatory or judicial review of the final action of the Federal Reserve in approving the Applications filed with the Federal Reserve.

(xvii) At the time that the Registration Statement became effective and as of the Closing Date, the Registration Statement, including the Prospectus (as amended or supplemented) (other than the financial statements, notes to financial statements, financial tables or other financial and statistical data included therein and the appraisal valuation and the business plan as to which counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(xviii) There are no legal or governmental proceedings pending, or, to such counsel's knowledge, threatened (i) asserting the invalidity of this Agreement or (ii) seeking to prevent the Conversion or the offer, sale or issuance of the Shares.

(xix) The information in the Prospectus under the captions “Supervision and Regulation,” “The Conversion and Offering - Material Income Tax Consequences” (solely as it relates to federal tax law), “Comparison of Stockholders’ Rights For Existing Stockholders of Old Charter Financial,” “Restrictions on Acquisition of New Charter Financial,” “Description of Capital Stock of New Charter Financial Following the Conversion,” and “The Conversion and Offering,” to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is accurate in all material respects.

(xx) None of the Primary Parties is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(xxi) None of the Primary Parties is in violation of its articles of incorporation or its charter, as the case may be, or its bylaws or, to such counsel's knowledge, any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to, or incorporated by reference in, the Registration Statement, which violation would have a Material Adverse Effect. In addition, the execution and delivery of and performance under this Agreement by the Primary Parties, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein will not result in (i) any violation of the provisions of the certificate of incorporation or charter, as the case may be, or the bylaws of any of the Primary Parties, (ii) any violation of any applicable law, act, regulation, or to such counsel's knowledge, order or court order, writ, injunction or decree, and (iii) any violation of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to, or incorporated by reference in, the Registration Statement, which violation would have a Material Adverse Effect.

The opinion may be limited to matters governed by the laws of the United States, the State of New York with respect to the opinion as to the enforceability of this Agreement included in paragraph (viii) and the General Corporation Law of the State of Maryland and the Banking laws of the State of Georgia with respect to paragraph (xi). In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of counsel reasonably acceptable to Stifel, as long as such other opinion indicates that Stifel may rely on the opinion, and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Primary Parties and public officials; provided copies of any such opinion(s) or certificates of public officials are delivered to Stifel together with the opinion to be rendered hereunder by special counsel to the Primary Parties. The opinion of such counsel for the Primary Parties shall be subject to the Legal Opinion Accord of the American Bar Association Section of Business Law (the “Accord”), and the term “knowledge” in such opinion shall have the same meaning as “Actual Knowledge,” as defined in the Accord. The opinion of such counsel for the Primary Parties shall state that it has no reason to believe that Stifel is not reasonably justified in relying thereon. The opinion of such counsel for the Primary Parties shall also state that Stifel’s counsel may rely for purposes of its own opinion on the opinion of such counsel and, if applicable, local counsel, whose opinion(s) shall expressly authorize such reliance.

(2) The letter of Luse Gorman Pomerenk & Schick, P.C. in form and substance to the effect that during the preparation of the Registration Statement and the Prospectus, Luse Gorman Pomerenk & Schick, P.C. participated in conferences with certain officers of and other representatives of the Primary Parties, counsel to Stifel, representatives of the independent public accountants for the Primary Parties and representatives of Stifel at which the contents of the Registration Statement and the Prospectus and related matters were discussed and has considered the matters required to be stated therein and the statements contained therein and, although (without limiting the opinions provided pursuant to Section 10(b)(1)), Luse Gorman Pomerenk & Schick, P.C. has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of Luse Gorman Pomerenk & Schick, P.C. that caused Luse Gorman Pomerenk & Schick, P.C. to believe that the Registration Statement at the time it was declared effective by the Commission and as of the date of such letter or that the General Disclosure Package as of the Applicable Time, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (it being understood that counsel need express no comment or opinion with respect to financial statements, notes to financial statements, schedules and other financial and statistical data included, or statistical or appraisal methodology employed, in the Registration Statement, or Prospectus or General Disclosure Package).

(3) The favorable opinion, dated as of the Closing Date, of Silver, Freedman & Taff, L.L.P., counsel for Stifel, with respect to such matters as Stifel may reasonably require; such opinion may rely, as to matters of fact, upon certificates of officers and directors of the Primary Parties delivered pursuant hereto or as such counsel may reasonably request and upon the opinion of Luse Gorman Pomerenk & Schick, P.C.

(4) The letter of Silver, Freedman & Taff, L.L.P. in form and substance to the effect that during the preparation of the Registration Statement and the Prospectus, Silver, Freedman & Taff, L.L.P. participated in conferences with certain officers of and other representatives of the Primary Parties, counsel to the Primary Parties, representatives of the independent public accountants for the Primary Parties and representatives of the Agents at which the contents of the Registration Statement and the Prospectus and related matters were discussed and has considered the matters required to be stated therein and the statements contained therein and, although (without limiting the opinions provided pursuant to Section 10(b)(3)), Silver, Freedman & Taff, L.L.P. has not independently verified the accuracy, completeness or fairness of the statements contained in the

Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of Silver, Freedman & Taff, L.L.P. that caused Silver, Freedman & Taff, L.L.P. to believe that the Registration Statement at the time it was declared effective by the Commission and as of the date of such letter or that the General Disclosure Package as of the Applicable Time, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (it being understood that counsel need express no comment or opinion with respect to financial statements, notes to financial statements, schedules and other financial and statistical data included, or statistical or appraisal methodology employed, in the Registration Statement, or Prospectus or General Disclosure Package).

(5) A Blue Sky Memorandum from Luse Gorman Pomerenk & Schick, P.C. addressed to the Holding Company and Stifel relating to the offering, including the Agents’ participation therein. The Blue Sky Memorandum will address the necessity of obtaining or confirming exemptions, qualifications or the registration of the Common Stock under applicable state securities law.

(c) On or prior to the date on which the Offer Shares are first offered in the Subscription Offering, Stifel as Representative shall receive a letter, or letters, from Dixon Hughes Goodman LLP, dated as of the date hereof and addressed to the Representative, such letter (i) confirming that Dixon Hughes Goodman LLP is a firm of independent registered public accountants within the meaning of the 1933 Act, the 1933 Act Regulations and the PCAOB Regulations, and stating in effect that in Dixon Hughes Goodman LLP’s opinion the consolidated financial statements of the Mid-Tier Holding Company included in the Prospectus comply as to form in all material respects with generally accepted accounting principles, the 1933 Act and the 1933 Act Regulations; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States)) consisting of a reading of the minutes of the meetings of the Board of Directors, Executive Committee, Audit Committee and stockholders of the Mid-Tier Holding Company and the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: the “Recent Developments” information in the Prospectus is not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the recent developments financial information included in the Prospectus to a specified date not more than three (3) business days prior to the date of the Prospectus, there was any material increase in borrowings (defined as securities sold under agreements to repurchase and any other form of debt other than deposits), or decrease in the deposits or loan allowance, total assets, stockholders' equity or there was any change in common stock outstanding (other than for the issuance of stock pursuant to stock option plans) at the date of such letter as compared with amounts shown in the September 30, 2012 statement of condition included in the Prospectus or there was any decrease in net interest income, non-interest income, net interest income after provision or net income, or increase in provision for loan losses or non-interest expense of the

Primary Parties for the period commencing immediately after the recent development date and ended not more than three (3) business days prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (c), they have compared with the general accounting records of the Mid-Tier Holding Company, which are subject to the internal controls of the accounting system of the Mid-Tier Holding Company, and other data prepared by the Primary Parties, as applicable, from accounting records, to the extent specified in such letter, or letters, such amounts and/or percentages set forth in the Prospectus as the Agents may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding). On or prior to the date on which any Issuer-Represented Free Writing Prospectus is first used, upon the request of the Agents, the Agents shall receive a letter from Dixon Hughes Goodman LLP similar to the letter, or letters, referenced above in this Section 10(c) addressing the financial and statistical information contained in such Issuer-Represented Free Writing Prospectus.

(d) At the Closing Date, Stifel shall receive a letter, or letters, from Dixon Hughes Goodman LLP dated the Closing Date, addressed to the Agents, confirming the statements made by its letter, or letters, delivered by it pursuant to subsection (c) of this Section 10, the “specified date” referred to in clause (ii)(B) thereof to be a date specified in such letter, or letters which shall not be more than three (3) business days prior to the Closing Date.

(e) At the Closing Date, counsel to Stifel shall have been furnished with such documents and opinions as counsel for Stifel may reasonably require for the purpose of enabling them to advise Stifel with respect to the issuance and sale of the Common Stock as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained.

(f) At the Closing Date, Stifel shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Primary Parties, dated the Closing Date, to the effect that: (i) they have examined the Registration Statement and at the time the Registration Statement became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; (ii) there has not been, since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect otherwise than as set forth or contemplated in the Registration Statement; (iii) the representations and warranties contained in Section 6 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date; (iv) the Primary Parties have complied in all material respects with all material agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date including the conditions contained in this Section 10; (v) no stop order has been issued or, to the best of their knowledge, is threatened, by the Commission or any other governmental body; (vi) no order suspending the Offering, the Exchange, the Conversion, the acquisition of all of the shares of the Bank by the Holding Company, the transactions required under the Plan to consummate the Conversion or the effectiveness of the Prospectus has been issued and to the best of their knowledge, no proceedings for any such purpose have been initiated or threatened by the Federal Reserve, the Commission, or any other federal authority; (vii) to the best of their knowledge, no person has sought to obtain regulatory or judicial review of the action of the Federal Reserve in approving the Conversion Application, including the Plan, or to enjoin the Conversion; and (viii) that the officers and directors of the Primary Parties have agreed to abide by the restrictions on the exercise of options and sale of Common Stock set forth in Section 8(cc).

(g) At the Closing Date, Stifel shall receive a letter from RP Financial, LC, dated as of the Closing Date, (i) confirming that said firm is independent of the Primary Parties and is experienced and expert in the area of corporate appraisals, (ii) stating in effect that the Appraisal complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Primary Parties, as converted, expressed in the Appraisal as most recently updated, remains in effect.

(h) Prior to and at the Closing Date, none of the Primary Parties shall have sustained, since the date of the latest financial statements included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, or any development involving a prospective material change in, or affecting the general affairs of management, financial position, retained earnings, long-term debt, stockholders’ equity or results of operations of any of the Primary Parties, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, the effect of which, in any such case described above, in the Agents’ reasonable judgment, is sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the Exchange or the delivery of the Shares or the Exchange Shares on the terms and in the manner contemplated in the Prospectus and the Stockholders’ Proxy Statement.

(i) Prior to and at the Closing Date: (i) in the reasonable opinion of the Representative, there shall have been no material adverse change in the financial condition or in the earnings, capital, properties or business affairs of the Primary Parties considered as one enterprise, from and as of the latest date as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Primary Parties, independently or considered as one enterprise, from the latest date as of which the financial condition of the Primary Parties is set forth in the Prospectus, other than transactions referred to or contemplated therein; (iii) none of the Primary Parties shall have received from the Federal Reserve, the OCC or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied in all material respects (which direction, if any, shall have been disclosed to the Agents) and which would reasonably be expected to have a Material Adverse Effect; (iv) none of the Primary Parties shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any material outstanding indebtedness; (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Primary Parties, threatened against any of the Primary Parties or affecting any of their properties wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect; and (v) the Shares shall have been qualified or registered for offering and sale, as applicable, under the securities or “blue sky” laws of the jurisdictions requested by the Agents.

(j) At or prior to the Closing Date, the Representative shall receive (i) a copy of the Conversion Application and a copy of the letter from the Federal Reserve approving the Conversion Application, (ii) if available, a copy of the order from the Commission declaring the Registration Statement effective, (iii) a certified copy of the articles of incorporation of the Holding Company, (iv) a copy of Holding Company Application and a copy of the letter from the Federal Reserve approving the Holding Company Application, (v) a certificate from the FDIC evidencing the Bank’s insurance of accounts, and (vi) any other documents that Agents shall reasonably request.

(k) The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between the Representative and the persons set forth on Exhibit C hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, shall be delivered to the Representative on or before the date hereof and shall be in full force and effect on the Closing Date.

(l) Subsequent to the date hereof there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or FINRA or by order of the Commission or any other governmental authority other than temporary trading halts or limitation (A) imposed as a result of intraday changes in the Dow Jones Industrial Average, (B) lasting no longer than until the regularly scheduled commencement of trading on the next succeeding business-day or (C) which when combined with all other such halts occurring during the previous five (5) business days, total less than three (3); (ii) a general moratorium on the operations of federally-insured financial institutions or a general moratorium on the withdrawal of deposits from commercial banks or other federally-insured financial institutions declared by either federal or state authorities; (iii) any material adverse change in the financial markets in the United States or elsewhere; or (iv) any outbreak of hostilities or escalation thereof or other calamity or crisis, including, without limitation, terrorist activities after the date hereof, the effect of any of (i) through (iv) herein, in the reasonable judgment of the Agents, is so material and adverse as to make it impracticable to market the Shares or to enforce contracts, including subscriptions or purchase orders, for the sale of the Shares.

All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representative and its counsel. Any certificate signed by an officer of the MHC, the Mid-Tier Holding Company, the Holding Company or the Bank and delivered to the Representative or its counsel shall be deemed a representation and warranty by the MHC, the Mid-Tier Holding Company, the Holding Company or the Bank, as the case may be, to the Representative as to the statements made therein. If any condition to Stifel’s obligations hereunder to be fulfilled prior to or at the Closing Date is not fulfilled, Stifel may terminate this Agreement (provided that if this Agreement is so terminated but the sale of Shares is nevertheless consummated, Stifel shall be entitled to the full compensation provided for in Section 4 hereof) or, if Stifel so elects, may waive any such conditions which have not been fulfilled or may extend the time of their fulfillment.

Section 11.                       Indemnification.

(a) The Primary Parties, jointly and severally, agree to indemnify and hold harmless the Agents, its officers, directors, agents, attorneys, servants and employees and each person, if any, who control the Agents within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, that the Agents or any of such officers, directors, agents, attorneys, servants, employees and controlling Persons (collectively, the “Related Persons”) may suffer or to which the Agents or the Related Persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Agents and any Related Persons upon written demand for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by the Agents or any Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications, or any blue sky application, or other instrument or document of the Primary Parties or based upon written information supplied by any of the Primary Parties filed in any state or jurisdiction to register or qualify any or all of the Shares under the securities laws thereof (collectively, the “Blue Sky Applications”), or any application or other document, advertisement, or communication (“Sales Information”) prepared, made or executed by or on behalf of any of the Primary Parties with their consent or based upon written information furnished by or on behalf of any of the Primary Parties, whether or not filed in any jurisdiction, in order to qualify or register the Shares under the securities laws thereof (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications, any Blue Sky Applications or Sales Information or other documentation distributed in connection with the Offering; or (iv) result from any claims made with respect to the accuracy, reliability and completeness of the records of Eligible Account Holders and Supplemental Eligible Account Holders or Other Members or for any denial or reduction of a subscription or order to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records; provided, however, that no indemnification is required under this subsection (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications, the Blue Sky Applications or Sales Information or other documentation distributed in connection with the Conversion made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agents or their representatives (including counsel) with respect to the Agents expressly for use in the Registration Statement (or any amendment or supplement thereto) or Prospectus (or any amendment or supplement thereto) under the caption “The Conversion and Offering - Plan of Distribution; Selling Agent and Underwriter Compensation” provided, further, that the Primary Parties will not be responsible for any loss, liability, claim, damage or expense to the extent a court of competent jurisdiction finds they result primarily from material written or oral misstatements by the Agents to a purchaser of Shares which are not based upon information in the Registration Statement or Prospectus, or from actions taken or omitted to be taken by the Agents in bad faith or from the Agents’ gross negligence or willful misconduct, and the Agents agree to repay to the Primary Parties any amounts advanced to it by the Primary Parties in connection with matters as to which it is found by a court of competent jurisdiction not to be entitled to indemnification hereunder.

(b) The Agents agree to indemnify and hold harmless the Primary Parties, their directors and officers, agents, attorneys, servants and employees and each person, if any, who controls any of the Primary Parties within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Primary Parties and any such persons upon written demand for any reasonable expenses (including fees and disbursements of counsel) incurred by them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications or any Blue Sky Applications or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that each Agent’s obligations under this Section 11(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Applications, Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Blue Sky Applications or Sales Information in reliance upon and in conformity with written information furnished to the Primary Parties by the Agents or their representatives (including counsel) expressly for use under the caption “The Conversion and Offering - Plan of Distribution; Selling Agent and Underwriter Compensation.”

(c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 11, Section 12 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it reasonably acceptable to the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those of other indemnified parties) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. The Primary Parties and Agents shall be liable for any settlement of any claim against the other (or their respective directors, officers, employees, affiliates or controlling persons), made with the consent of the party liable for such settlement, which consent shall not be unreasonably withheld. Neither the Primary Parties nor Agents shall, without the written consent of the other, settle or compromise any claim against themselves based upon circumstances giving rise to an indemnification claim against the settling party hereunder unless such settlement or compromise provides that the non-settling party and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect of such claim.

(d) The agreements contained in this Section 11 and in Section 12 hereof and the representations and warranties of the Primary Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agents or their officers, directors, controlling persons, agents, attorneys, servants or employees or by or on behalf of any of the Primary Parties or any officers, directors, controlling persons, agents, attorneys, servants or employees of any of the Primary Parties; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement. To the extent required by law, Sections 11 and 12 hereof are subject to and limited by Sections 23A and 23B of the Federal Reserve Act.

       Section 12.                       Contribution.

(a) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 11 is due in accordance with its terms but is found in a final judgment by a court to be unavailable from the Primary Parties or the Agents, the Primary Parties and the Agents shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnification in such proportion so that (i) the Agents are responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 4 of this Agreement (not including expenses) (“Agents’ Fees”), less any portion of Agents’ Fees paid by Stifel to Assisting Brokers, bear to the total proceeds received by the Primary Parties from the sale of the Shares in the Offering, net of all expenses of the Offering, except Agent’s fees and (ii) the Primary Parties shall be responsible for the balance. If however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 11 above, then each indemnifying party shall contribute to such amount paid or payable to such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Primary Parties on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), but also the relative benefits received by the Primary Parties on the one hand and the Agents on the other from the Offering, as well as any other relevant equitable considerations. The relative benefits received by the Primary Parties on the one hand and the Agents on the other hand shall be deemed to be in the same proportion as the total proceeds from the Offering, net of all expenses of the Offering except Agents’ fees, received by the Primary Parties bear, with respect to the Agents, to the total fees (not including expenses) received by the Agents less the portion of such fees paid by the Agents to Assisting Brokers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Primary Parties on the one hand or the Agents on the other and the parties relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Primary Parties and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 12. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 12 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agents shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agents under this Agreement less the portion of such fees paid by the Agents to Assisting Brokers. It is understood and agreed that the above-stated limitation on the Agents’ liability is essential to the Agents and that the Representative would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution with respect to any loss or liability arising from such misrepresentation from any person who was not found guilty of such fraudulent misrepresentation. For purposes of this Section 12, each of Agents’ and the Primary Parties’ officers and directors and each person, if any, who controls the Agents or any of the Primary Parties within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Primary Parties and the Agents. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 12, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 12.

Section 13.                       Survival. All representations, warranties and indemnities contained in this Agreement (and in Paragraph 11 of the Letter Agreement, “Confidentiality”), or all statements contained in certificates of officers of the Primary Parties or the Agents submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agents or their controlling persons, or by or on behalf of the Primary Parties and shall survive the issuance of the Shares, and any legal representative, successor or assign of the Agents, any of the Primary Parties, and any indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

Section 14.                       Termination. The Representative may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

(a) In the event (i) the Plan is abandoned or terminated by the Holding Company; (ii) the Holding Company fails to consummate the sale of the minimum number of Shares prior to December 31, 2013 in accordance with the provisions of the Plan or as required by the Conversion Regulations and applicable law; (iii) the Representative terminates this relationship because there has been a material adverse change in the financial condition or operations of the Primary Parties considered as one enterprise since the date of the latest financial statements included in the Prospectus or the General Disclosure Package; or (iv) immediately prior to commencement of the Offering, the Representative terminates this relationship because in its opinion, which shall have been formed in good faith after reasonable determination and consideration of all relevant factors, there has been a failure to satisfactorily disclose all relevant information in the General Disclosure Package or the existence of market conditions which might render the sale of the Shares inadvisable, this Agreement shall terminate and no party to this Agreement shall have any obligation to the other hereunder except as set forth in Sections 3, 4, 9, 11 and 12 hereof.

(b) If the Representative, acting in good faith, determines that any of the conditions specified in Section 10 hereof shall not have been fulfilled when and as required by this Agreement, or by the Closing Date, or waived in writing by the Representative, this Agreement and all of the Representative’s obligations hereunder may be canceled by the Representative by notifying the Bank of such cancellation in writing at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 3, 4, 9, 11 and 12 hereof.

       (c) If the Representative elects to terminate this Agreement as provided in this Section, the Primary Parties shall be notified by the Representative as provided in Section 15 hereof.

(d) If this Agreement is terminated in accordance with the provisions of this Agreement, Stifel shall retain the conversion advisory and administrative services fee earned and paid to it pursuant to Section 4(a) and the Primary Parties shall reimburse Stifel for its reasonable out-of-pocket expenses pursuant to Section 9.

Section 15.                       Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to the Representative, Stifel, Nicolaus & Company, Incorporated, 18 Columbia Turnpike, Florham Park, New Jersey 07932, Attention: Robin P. Suskind, Managing Director (and to Silver, Freedman & Taff, L.L.P. 3299 K Street N.W., Suite 100, Washington, D.C., 20007, Attention: Beth A. Freedman, P.C.); notices to the Primary Parties shall be directed to Charter Financial Corporation, 1233 O.G. Skinner Dr., P.O. Box 472, West Point, Georgia  31833, Attention: Robert L. Johnson, President and Chief Executive Officer (with a copy to Luse Gorman Pomerenk & Schick, P.C., 5335 Wisconsin Avenue, N.W. Suite 780, Washington, DC 20015, Attention: Benjamin M. Azoff, Esq.).

Section 16.                       Parties. This Agreement shall inure to the benefit of and be binding upon the Agents and the Primary Parties, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 11 and 12 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained.

Section 17.                       Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

Section 18.                       Entire Agreement; Amendment. This Agreement represents the entire understanding of the Primary Parties and the Agents with respect to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for: (i) Paragraph 11 of the Letter Agreement (“Confidentiality”); (ii) the Records Processing Services Agreement, dated November 15, 2012 by and among the Primary Parties and Stifel, relating to the Stifel’s providing records agent services in connection with the Conversion and (iii) the Underwriting Agreement, if entered into in connection with the Public Offering. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

Section 19.                       Construction and Waiver of Jury Trial. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to its conflicts of laws principles. Any dispute hereunder shall be brought in a court in the State of New York. Each of the Primary Parties and the Agents waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based on contract, tort or otherwise) related to or arising out of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

Very truly yours,
Charter Financial Corporation (a federally-chartered stock corporation)
By:	/s/ Robert L. Johnson
Robert L. Johnson President and Chief Executive Officer
Charter Financial Corporation (a Maryland corporation)
By:	/s/ Robert L. Johnson
Robert L. Johnson President and Chief Executive Officer
First Charter, MHC (a federally-chartered mutual holding company)
By:	/s/ Robert L. Johnson
Robert L. Johnson President and Chief Executive Officer
Charter Bank (a federally-chartered savings bank)
By:	/s/ Robert L. Johnson
Robert L. Johnson President and Chief Executive Officer
The foregoing Agency Agreement is hereby confirmed and accepted as of the date first set forth above. STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Robin P. Suskind
Robin P. Suskind
Managing Directo